JDS UNIPHASE CORP /CA/ filed this EX-99.1 on 07/24/2001.
EXHIBIT 99.1

[Slide 1] This slide contains the logo of JDS Uniphase Corporation.

[Slide 2] This slide contains the following text: “Certain statements in this presentation constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1934. “Forward-looking” statements are all statements made by us, other than those dealing specifically with historical matters and any statements we make about the conduct of our business or finances up to this moment. All other statements made by us are forward-looking statements which include any information provided on future business operations and guidance regarding our future financial performance. Actual results might differ materially from those projected in the forward-looking statements. Factors that could cause actual results to materially differ from those in the forward-looking statements are discussed in the Company’s Securities and Exchange Commission filings.”

[Slide 3] This slide is titled: “Navigating the Rapids”. The slide contains a video showing a kayaker paddling through the rapids of a river and going over a waterfall.

[Slide 4] This slide is titled “Is There a Bandwidth Glut” and contains the quote “Saying there is a glut of bandwidth because there is a lot of fiber is like saying there is a glut of microprocessors because there is a lot of sand:” Source: Dr. Robert Metcalfe, Inventor of the Ethernet Networking Protocol

[Slide 5] This slide is titled “Is There a Bandwidth Glut; Depends Where You Look.” This graphic depicts a fiber optic network split into long haul, submarine, metro and access sections.

[Slide 6] This slide is titled “Traffic Continues to Grow” and contains a column graph forecasting data traffic growth in terabytes through 2005. Indicates a growth rate of over 100% from 2001 through 2005. Source: FCC, Dell Oro, AT&T Research, RHK and Merrill Lynch Research.

[Slide 7] This slide is titled “New Technologies Require More Capacity”. Graph mapping when Internet applications were or will be introduced and the bandwidth capacity requirements for each. Text email depicted as first application introduced in 1996 and requiring 50 kilobits of capacity. E-cinema depicted as last application introduced in 2003 and requiring 100 gigabytes of capacity. Source: Williams Communications.

[Slide 8] This slide is titled “Keeping an Eye on the Big Picture”. Column chart showing total semiconductor industry revenue growing from approximately $43 billion in 1990 to an estimated $334 billion in 2005. This chart is then overlayed by a line graph depicting year to year percentage change in revenue. Relatively steady growth in revenue yet very volatile year to year change. High point of 43% growth in 1995 to a low point of minus 13% growth estimated in 2001. Source: Thomas Weisel Partners.

[Slide 9] This slide is titled “Two Timeframes, Two Markets”. Slide contains two bullets. First bullet: “Current (During the Downturn)”. Second bullet: “Future (After the Upturn)”. Also contains video of a roller coaster to emphasize the volatility in the telecommunications market.

[Slide 10] This slide is titled “Current Market”. Slide contains two bullets. First bullet: “Long Haul” with sub-bullets: “Lighting More Channels, Switching”. Second bullet: “Metro and Access” with sub-bullets: “Cost, Size, Flexibility”.

[Slide 11] This slide is titled “Lighting More Channels and Advanced Switching”. Slide contains JDS Uniphase products for 2.5 and 10 gigabits per second bit rates. Products include transmitters, receivers and transponders, all of which are used to light channels and / or switch wavelengths.

[Slide 12] This slide is titled “Metro / Access Characteristics”. Slide depicts fiber optic network with metro and access sections highlighted. Bullets will appear over graphic stating: “Flexible bandwidth management; Scalability – “Pay as you grow”; Optical switches; Low cost components”

[Slide 13] This slide is titled “Low Cost Amplifiers”. Slide contains picture of JDS Uniphase MicroAmplifier product. Five bullets describing the characteristics and benefits of this product : “Cooled and uncooled; Single channel amplification; Loss-less switches; Incremental adding of wavelengths; Reduced space and power consumption.”

[Slide 14] This slide is titled “Future Market – Current Design-Ins”. There is a map of the United States, with points at major U.S. cities and lines connecting points between these cities. To the left of the map are four bullets identifying the applications required in the future telecommunications market: “Network Capacity,” “Network Reach,” “Network Flexibility” and “Network Reliability.”

[Slide 15] This slide is titled “Capacity”. The slide identifies system issues and the corresponding component requirements. The system issues listed are: “More capacity per fiber; Pay-as-you-grow scalability; Modular growth”. The component requirements to address these issues are: “Higher data rates; Narrower channel spacing; Pay-as-you-grow solutions”.

[Slide 16] This slide is titled “40 Gb/s Intensity Modulator”. Slide shows picture of JDS Uniphase 40 Gb/s modulator along with an eye diagram depicting the quality of the transmission signal produced by the modulator.

[Slide 17] This slide is titled “Chromatic Dispersion is a Huge Challenge at 40 Gb/s”. The slide contains a chart that depicts the distance a transmission signal can travel at a specific bit rate before chromatic dispersion compromises the signal quality. At 2.5 gigabits per second, the signal can travel 1,000 kilometers before its quality is compromised. At 10 gigabits per second, the signal can travel 75 kilometers before its quality is compromised. At 40 gigabits per second, the signal can travel 4 kilometers before its quality is compromised.

[Slide 18] This slide is titled “Tunable Dispersion Compensation”. This slide depicts a section of a fiber optic system, specifically optical amplifiers, a demultiplexer and receivers. Tunable dispersion compensators are placed after the demultiplexer in order to compensate for the dispersion in the transmission signal before it is detected by the receiver.

[Slide 19] This slide is titled “40 Gb/s Transceiver Demo – NFOEC 2001". Slide contains diagram of a JDSU transceiver product demonstration from NFOEC trade show in July 2001. The demonstration generated and received a 40 G/bs signal over a distance of 40 kilometers of fiber. The demonstration included several JDS Uniphase components including: modulator, continuous wavelength laser, receiver, and tunable dispersion compensator.

[Slide 20] This slide is titled “40 Gb/s Transceiver Demo- NFOEC 2001. Measured Eye Diagrams: 40 km”. Slide contains photos of two eye diagrams from the 40 G/bs transceiver. One diagram shows signal compensated for chromatic dispersion and one without compensation.

[Slide 21] This slide is titled “Challenge: Increase Number of Channels.” This slide contains an illustration of the input of even and odd light frequencies on two separate fibers into an optical fiber interleaver. The separate frequencies exit the optical fiber interleaver as tightly-packed light on a single piece of fiber. At the bottom of the slide is a realistic image of an optical fiber interleaver.

[Slide 22] This slide is titled “Step Toward ‘System on a Chip’ - AWG.” This slide provides an animated illustration of an Arrayed Waveguide Grating (AWG) with integrated variable optical attentuators. An AWG is a dense wavelength division multiplexer based on a semiconductor substrate. The animated illustration starts with the input of light into the AWG and shows the path of the light through the demultiplexer that separates the light into different wavelengths and then through the variable attenuators, which improve the signal quality. Below this animated illustration are three images of realistic AWG components.

[Slide 23] This slide is titled “Reach”. The slide identifies system issues and the corresponding component requirements. The system issues listed are: “Eliminate regenerators; Reduce cost”. The component requirements to address these issues are: “Higher powered lasers; Low cost amplifiers; Raman amplifiers; Dynamic gain equalizers; Dispersion compensation”.

[Slide 24] This slide is titled “Full Spectrum Amplification.” This slide depicts the three different types of amplifiers that can cover all useable wavelengths to send signals in optical fiber. On the left side of the slide are realistic images of the following three types of amplifiers: the “Raman Amplifier,” the “Semiconductor Optical Amplifier,” and the “Doped Fiber Amplifier.” To the right of each amplifier is an image that shows the range of useable wavelengths that each amplifier covers. At the bottom of the slide is an image of the range of wavelengths covered, beginning at the left with “850” nm and continuing to the right up to potentially more than “1625” nm.

[Slide 25] This slide is titled “Dynamic Gain Equalizer”. This slide contains two bullets: “Provides controlled attenuation across the C or L band to compensate for power imbalance in optical fiber links; Attenuation range greater than 10 dB”. Two charts showing input and output of transmission signal through dynamic gain equalizer. Input signal is uneven and the output signal even. Also includes photograph of JDS Uniphase product.

[Slide 26] This slide is titled “Polarization Mode Dispersion (PMD)". Slide contains a chart titled “PMD limit decreases exponentially with data rate”. Chart shows that at 2.5 gigabits per second transmission, the PMD limit is 6,400 kilometers. At 10 gigabits per second transmission, the PMD limit is 400 kilometers. At 40 gigabits per second transmission, the PMD limit is 25 kilometers. The PMD limit indicates the distance a signal can travel before the quality is compromised.

[Slide 27] This slide is titled “Polarization Mode Dispersion Compensation”. This slide contains a box with three graphs labeled “Optical Pulses” with the x-axis labeled “optical power” and the y-axis labeled “time,” “Eye Diagram WITHOUT PMD Compensation” and “Eye Diagram WITH PMD Compensation.” The “Optical Pulses” figure illustrates the effect of PMD on optical impulses. The “Eye Diagram WITHOUT PMD Compensation” figure shows a blue pulse that has traveled through the fiber and become distorted by PMD. The “Eye Diagram WITH PMD Compensation” figure shows a red pulse that has been reconstructed by the PMD compensator. Below the box is an image of a JDS Uniphase polarization controller.

[Slide 28] This slide is titled “Flexibility”. The slide identifies system issues and the corresponding component requirements. The system issues listed are: “Dynamic bandwidth allocation; Reduce provisioning time”. The component requirements to address these issues are: “Tunable sources and filters; Optical Add Drops; Optical switches and cross-connects”.

[Slide 29] This slide is titled: “Providing Bandwidth: When and Where It’s Needed.” This slide is a graphic representation of how a service provider can provision more bandwidth to a particular location as needed. On the top right hand side of the slide there are two rectangular a photographic images of people, a customer and a service provider representative. Utilizing flexible optical technology, the service provider can route more bandwidth to a specific location in order to add a new customer onto the network. The new customer receives telecommunications services quickly while the service provider can add another revenue generating customer.

[Slide 30] This slide is titled: “Switching: MEMS”. Graphics depict the component technology known as Micro-Electro-Mechanical Systems. This technology enables wavelength switching without conversion to electrons. Slide shows image of a moving MEMS mirror that re-directs light as well as diagrams of two-dimensional and three-dimensional MEMS component architecture.

[Slide 31] This slide is titled: “Tunable Lasers and Transceivers.” The slide shows a tunable add drop multiplexer that allows systems to add and drop transmission signals as they move through the network. JDS Uniphase components utilized in the add drop multiplexer include tunable filters and tunable lasers, which are pictured.

[Slide 32] This slide is titled “Reliability”. The slide identifies system issues and the corresponding component requirements. The system issues listed are: “Protection and restoration; Performance monitoring”. The component requirements to address these issues are: “Optical switches; Optical Performance Monitoring”.

[Slide 33] This slide is titled: “Network Reliability.” In the center of the slide there is a drawing of the United States of America, with white circles over many cities, and all of the white circles are connected by white lines. The lines basically go from the West Coast cities of San Francisco, Los Angeles and Seattle through to Dallas and Houston, Chicago, Tampa and to New England. There is a drawing of a backhoe over the North Western part of the United States, with the words “Buried Cables” next to it. The backhoe illustrates a break in the network. Three JDS Uniphase products that can detect such a break are pictured at the bottom: Wavelength Monitoring Unit, Optical Performance Monitor, and Optical Channel Monitor. A depiction of network operations center appears that utilizes feedback from the JDS Uniphase products to identify what is broken, where it is broken. Additional JDS Uniphase products (Optical Protection Module and MEMS switch) appear to help the network operation center adjust the network.

[Slide 34] This slide is titled: “Optical Crossconnect Protection.” This slide contains an image of a pair of electrical crossconnects (a working path and a protection path). The working path is shown to fail and the signal is automatically switched to the protection path utilizing optical switches and splitters built by JDS Uniphase. These JDS Uniphase products are pictured as well.

[Slide 35] This slide is titled: “Network Monitoring.” This slide contains the following text: “1. Power Equalization, Fault Sectionalization,” “2. Long Term Monitoring, Network Commissioning” and “3. Inter-Network Monitoring.” This slide also contains an image under the text depicting the use of three types of optical network monitoring products offered by JDS Uniphase Corporation.

[Slide 36] This slide is titled: “Customers Require Solutions, JDS Uniphase Provides Solutions.” This slide contains the following text listed with bullet points in the center of the slide: “Network Capacity,” “Network Outreach,” “Network Flexibility” and “Network Reliability.” This slide also contains labeled images of the following JDS Uniphase Corporation products around the centered text: a “Polarization Controller,” “MEMS” products, an “Optical Protection Module” and an “Optical Channel Monitor.”

[Slide 37] This slide is titled: “Navigating Toward the Future”. The slide contains a video showing a kayaker paddling through the rapids of a river.

[Slide 38] This slide contains the logo of JDS Uniphase Corporation.